Exhibit 99.1

BIOLASE Voluntarily Initiates Chapter 11 Proceedings

LAKE FOREST, Calif., October 1, 2024 – BIOLASE, Inc. (NASDAQ: BIOL) (the “Company”), a global leader in dental lasers, today announced that the Company and its direct domestic subsidiaries have voluntarily initiated Chapter 11 proceedings (the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the District of Delaware (the "Court"). BIOLASE will seek Court approval to continue operating during the proceedings and remains focused on providing its customers with its award-winning dental lasers and customer service.

The Company also announced today that it is pursuing a sale process under Section 363 of the Bankruptcy Code in conjunction with the filing. To this end, BIOLASE has entered into an asset purchase agreement with Sonendo, Inc. (“Sonendo”), a Delaware corporation, which it intends to submit to the Court. Under the agreement, Sonendo will acquire substantially all of the assets of BIOLASE through a Court-supervised auction process, subject to Bankruptcy Court approval and certain other conditions, for (a) $14.0 million in cash paid at closing, subject to a working capital adjustment; plus (b) assumption of certain Assumed Liabilities (as defined in the Asset Purchase Agreement); plus (c) the Delaware Litigation Settlement Value (as defined in the Asset Purchase Agreement). This bid will serve as a starting point for the Company's sale process, which may include other bidders. Sonendo is a leading dental technology company.

BIOLASE CEO John Beaver commented, “After carefully considering a range of alternatives, we are confident that pursuing Chapter 11 provides the most viable long-term path for BIOLASE to address its liquidity challenges. Our portfolio includes some of the most renowned dental laser products in the industry, and we are eager to partner with Sonendo, leveraging their extensive expertise in the dental sector to continue advancing our mission. We deeply appreciate the ongoing support from our customers and suppliers throughout this process, and we also want to recognize the dedication of our talented employees.”

Additional Information

The Company also announced that it has received a commitment from SWK Funding LLC for no less than $2.5 million in Debtor-in-Possession (DIP) financing, including a $1.43 million interim advance. The new facility, subject to court approval, will enable the Company to operate business uninterrupted and continue to meet its financial obligations, including the timely payment of employee wages and benefits, continued servicing of customer orders and shipments, and other obligations.

The Company has engaged SSG Capital Advisors, LLC, to advise on its strategic options, including a potential sale of all or some of the Company’s assets in connection with the Bankruptcy Petitions. Any sale would be subject to review and approval by the Bankruptcy Court and compliance with court-approved bidding procedures. The Company cannot be certain that the Company’s securityholders will receive any payment or other distribution on account of their shares following such sales.

Additional information about the Bankruptcy Petitions, including access to Bankruptcy Court documents, is available online at https://dm.epiq11.com/Biolase, a website administered by Epiq Corporate Restructuring, LLC, a third-party bankruptcy claims and noticing agent.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE’s proprietary laser products incorporate approximately 241 patented and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology and include statements regarding: BIOLASE’s future financial condition; the Company’s business strategy and plans and objectives for future operations, including its intent to sell substantially all of its assets and the assets of its domestic subsidiaries during the bankruptcy case and to facilitate an orderly wind down of its operations and the operations of its domestic subsidiaries; the Company’s expectations regarding the sale of any or all of the Company’s assets, including pursuant to the Asset Purchase Agreement; the expected amount of proceeds pursuant to the Asset Purchase Agreement; the Company’s expectations regarding the debtor-in-possession financing, including the expected amount and use of proceeds from the transaction; and the Company’s ability to maintain normal operations during the chapter 11 cases. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the risks associated with the potential adverse impacts of the chapter 11 filings on BIOLASE's liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the chapter 11 process and any potential sale of all or some of the Company’s assets and the assets of its domestic subsidiaries; the effect of the chapter 11 filings and any potential sale of all or some of the Company’s assets and the assets of its domestic subsidiaries on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the chapter 11 process or the potential sale of all or some of the Company’s assets and the assets of its domestic subsidiaries; uncertainty regarding obtaining bankruptcy court approval of the potential sale of all or some of the Company’s assets and the assets of its domestic subsidiaries or other conditions to the potential sale of all or some of the Company’s assets and the assets of its domestic subsidiaries, or the debtor-in-possession financing; any purchase price adjustments to the amount of proceeds pursuant to the Asset Purchase Agreement; the timing or amount of any distributions, if any, to BIOLASE’s stakeholders; and those other risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s Annual Report filed on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

Investor Relations:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com